    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON NOVEMBER 3, 2003
                                          REGISTRATION NO. 333 -
                                                                ---------------
================================================================================

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                           OMNI ENERGY SERVICES CORP.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                   Louisiana                                   72-1395273
        (STATE OR OTHER JURISDICTION OF                     (I.R.S. EMPLOYER
        INCORPORATION OR ORGANIZATION)                    IDENTIFICATION NO.)

         4500 N.E. Evangeline Thruway                            70520
              Carencro, Louisiana                              (ZIP CODE)
   (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)


      Amended and Restated OMNI Energy Services Corp. Stock Incentive Plan
                            (FULL TITLE OF THE PLAN)

                                  G. Darcy Klug
                             Chief Financial Officer
                          4500 N.E. Evangeline Thruway
                            Carencro, Louisiana 70520
                     (NAME AND ADDRESS OF AGENT FOR SERVICE)

                                 (337) 896-6664
          (TELEPHONE NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                         CALCULATION OF REGISTRATION FEE

============================================================================================
                            AMOUNT        PROPOSED
                            TO BE          MAXIMUM      PROPOSED MAXIMUM
TITLE OF SECURITIES       REGISTERED   OFFERING PRICE       AGGREGATE          AMOUNT OF
TO BE REGISTERED             (1)        PER SHARE(2)    OFFERING PRICE(2)   REGISTRATION FEE
----------------------    ----------   --------------   -----------------   ----------------

COMMON STOCK, PAR           833,333        $2.535           $2,112,500            $171
VALUE $.01 PER SHARE
============================================================================================

(1) Represents the maximum number of additional shares that may be issued under the Amended and Restated OMNI Energy Services Corp. Stock Incentive Plan (the "Plan"), and includes an indeterminate number of shares that may be issuable by reason of stock splits, stock dividends or similar transactions. A total of 500,000 shares (166,667 shares following the Company's July 2002 one for three reverse stock split) issuable under the Plan were previously registered on Form S-8 (Reg. No. 333-80973) and a total of 1,500,000 shares (500,000 shares following the Company's July 2002 one for three reverse stock split) issuable under the Plan were previously registered on Form S-8 (Reg. No. 333-49409).

(2) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(h) and (c), based on the average of the high and low sales price of a share of the Common Stock on October 27, 2003 as reported on the Nasdaq National Market with respect to 833,333 shares of Common Stock that may be issued under the Plan.

         Pursuant to General Instruction E of Form S-8, the contents of Registration Statement Nos. 333-49409 and 333-80973 relating to the Amended and Restated OMNI Energy Services Corp. Stock Incentive Plan described herein are incorporated herein by reference.

                              EXPLANATORY STATEMENT

         This Registration Statement is being filed pursuant to General Instruction E of Form S-8 to register additional shares of Common Stock in connection with the Amended and Restated OMNI Energy Services Corp. Stock Incentive Plan.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 8. EXHIBITS

       The following documents are filed as a part of this Registration
Statement:

Exhibit No.       DESCRIPTION
-----------       -----------

    5.1           Opinion of Locke Liddell & Sapp LLP

   23.1           Consent of Ernst & Young LLP

   23.2           Consent of Locke Liddell & Sapp LLP (included in Exhibit 5.1)

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on the 27th day of October, 2003.

                                          OMNI ENERGY SERVICES CORP.



                                          By: /s/ G. DARCY KLUG
                                              ---------------------------------
                                                   G. Darcy Klug
                                              Chief Financial Officer

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of James C. Eckert and G. Darcy Klug, or either of them, his true and lawful attorney-in-fact and agent, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and ratifying and confirming all that said attorney-in-fact and agent of his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


           NAME                                TITLE                              DATE
           ----                                -----                              ----

/s/ JAMES C. ECKERT          President, Chief Executive Officer,             October 27, 2003
--------------------------   Chairman of the Board
James C. Eckert              (Principal Executive Officer)

/s/ G. DARCY KLUG            Chief Financial Officer                         October 27, 2003
--------------------------   (Principal Financial and Accounting Officer)
G. Darcy Klug

/s/ CRICHTON W. BROWN        Director                                        October 27, 2003
--------------------------
Crichton W. Brown

/s/ MICHAEL G. DEHART        Director                                        October 27, 2003
--------------------------
Michael G. DeHart

/s/ STEVEN T. STULL          Director                                        October 27, 2003
--------------------------
Steven T. Stull

/s/ RICHARD C. WHITE         Director                                        October 27, 2003
--------------------------
Richard C. White

                                  EXHIBIT INDEX


Exhibit No.       DESCRIPTION
-----------       -----------

  5.1             Opinion of Locke Liddell & Sapp LLP

 23.1             Consent of Consent of Ernst & Young LLP

 23.2             Consent of Locke Liddell & Sapp LLP (included in Exhibit 5.1)